UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida		34219
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 12, 2015, the Board of Directors recommended and the majority shareholder (holding 70% of the voting shares) voted in favor of increasing the authorized capital of the Company from Five Billion (5,000,000,000) to Fifteen Billion (15,000,000,000) shares, to be effective March 16, 2015.  No change was made to the number of preferred shares authorized.  Accordingly, as of March 16, 2015, the total authorized capital of the Company will be comprised of Fourteen Billion Nine Hundred Ninety Nine Million Nine Hundred Thousand (14,999,900,000) shares of common stock, par value $0.00001 per share; 10,000 (ten thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 90,000 (ninety thousand) shares of Preferred Stock, Series B, par value $0.001 per share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1l	Articles of Amendment to Articles of Incorporation, March 12, 2015 Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

March 13, 2015	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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